EXHIBIT 10.52



                               EXCHANGE AGREEMENT



                                                              April 13, 2001



Barbara Conrad
c/o HA Technology, Inc.
9500 Toledo Way
Irvine, CA  92618


Dear Mrs. Conrad:

         Group Long Distance, Inc., a Florida corporation ("GLDI"), shall acquire from Barbara Conrad (the "Shareholder"), on the terms and subject to the conditions set forth in this Exchange Agreement (the "Agreement"), eighty percent (80%) of the issued and outstanding shares of common stock of HA Technology, Inc., a Delaware corporation ("HAT"). This Agreement is intended to be, and shall be construed, as a binding obligation of the parties hereto.


                              I. Exchange of Shares
                                 ------------------

A.       Exchange
         --------

         Simultaneously with the execution and delivery of this Agreement, GLDI is acquiring from the Shareholder Four Hundred Thousand (400,000) shares of common stock, par value $.001 per share, of HAT (collectively, the "HAT Shares"), constituting eighty percent (80%) of the issued and outstanding shares of common stock of HAT, in exchange for Seven Million Eight Hundred Thousand (7,800,000) shares of common stock, no par value, of GLDI (collectively, the "GLDI Shares").

         Simultaneously with the execution and delivery of this Agreement, the Shareholder is delivering to GLDI a certificate representing all of the HAT Shares, together with an appropriate form of assignment, separate from certificate, endorsed in blank. Simultaneously with the execution and delivery of this Agreement, GLDI is causing its transfer agent to deliver to the Shareholder a certificate representing the GLDI Shares issued in the name of the Shareholder.

B.       Investment Letters
         ------------------

         Simultaneously with the execution and delivery of this Agreement, the Shareholder is executing and delivering to GLDI an investment letter in substantially the form of Exhibit A attached hereto and incorporated herein by this reference.

         Simultaneously with the execution and delivery of this Agreement, GLDI is executing and delivering to the Shareholder an investment letter in substantially the form of Exhibit B attached hereto and incorporated herein by this reference.

C.       Tax-Free Reorganization
         -----------------------

         The transaction contemplated by Section I.A. above is a plan of reorganization intended by the parties to constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.


            II. Certain Representations and Warranties of the Parties
                -----------------------------------------------------

A.       Certain Representations and Warranties of the Shareholder
         ---------------------------------------------------------

         In order to induce GLDI to execute and deliver this Agreement and to consummate the transactions contemplated hereby, the Shareholder represents and warrants to GLDI as follows:

         1. The Shareholder has full right, power and authority to execute, deliver and perform her obligations under this Agreement and to exchange, transfer, assign and convey to GLDI all of the right, title and interest in and to the HAT Shares. This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder and is enforceable against the Shareholder in accordance with its terms.

         2. Except for that certain Option Agreement dated October 19, 2000 (the "Option Agreement") by and between Quentra Networks, Inc., a Delaware corporation ("Quentra"), HAT, the Shareholder, Jerry Conrad and DQE Enterprises, Inc., a Pennsylvania corporation ("DQE"), the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby:

            (a) do not and will not violate (with or without the giving of notice or the lapse of time or both) any contract, agreement, document or instrument to which the Shareholder or HAT is a party or by which the Shareholder or HAT or any of the assets or properties of the Shareholder or HAT, including without limitation the HAT Shares, is bound, or require any consent or approval from, any person or entity (including without limitation any governmental entity, any bank or other financial institution or any creditor); and

            (b) do not and will not require any consent or approval under, and do not and will not conflict with, or result in the breach, violation or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Shareholder or HAT under, or result in the creation of any lien or encumbrance upon any or all of the properties, assets or business of the Shareholder or HAT, including without limitation the HAT Shares, pursuant to, any contract, agreement, document or instrument to which the Shareholder or HAT is a party or by which the Shareholder or HAT or any of the assets or properties of the Shareholder or HAT, including without limitation the HAT Shares, is bound.

         3. The Shareholder holds good, valid, legal and beneficial title, as her sole and separate property, to all of the HAT Shares, free and clear of any and all liens, encumbrances, security interests, pledges, hypothecations, charges, restrictions and imperfections of title of any kind or nature whatsoever.

         4. Except for the Option Agreement, the Shareholder is not a party to, and the HAT Shares are not the subject of, any contract or agreement involving or relating to the voting, sale, transfer, assignment or conveyance of the HAT Shares, including without limitation any shareholders' agreement, voting agreement, voting trust agreement, proxy agreement, proxy, warrant or option agreement, right of first refusal, right of first offer or other similar agreement. The Shareholder has never granted a security interest in or pledged any or all of the HAT Shares to any person or entity. The Shareholder has never granted to any person or entity any proxy, voting trust or other right to vote the HAT Shares. Except for the Option Agreement, the Shareholder has never granted to any person or entity any warrant, option or other right to purchase directly or indirectly any or all of the HAT Shares and, except for this Agreement, the Shareholder has never entered into any contract or agreement for the sale or purchase of the HAT Shares.

         5. The HAT Shares constitute eighty percent (80%) of issued and outstanding shares of common stock of the HAT. The HAT Shares constitute eighty percent (80%) of the securities of HAT legally or beneficially owned by the Shareholder.

         6. No broker, finder or person or entity acting in a similar capacity has been employed or retained by the Shareholder in connection with the transactions contemplated by this Agreement, and no person or entity is entitled to receive any brokerage, finders' or similar fee or commission in connection with this Agreement and the transactions contemplated hereby.

         7. HAT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HAT has all requisite corporate power, franchises, licenses and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted.

         8. True, correct and complete copies of the minute book and stock book of HAT have previously been delivered to GLDI.

         9. There are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any kind or nature whatsoever to which HAT is a party or by which HAT is bound relating to the shares of capital stock of HAT or obligating HAT to issue or sell any shares of capital stock of, or other equity interests in, HAT, other than those arising from (a) the Option Agreement, (b) that certain Warrant Purchase Agreement dated as of October 19, 2000 by and between HAT and DQE (the "Warrant Purchase Agreement"), and (c) those certain Preferred Stock Purchase Warrants dated October 19, 2000 issued by HAT to DQE (the "Warrants"). True, correct and complete copies of each of the Option Agreement, the Warrant Purchase Agreement and the Warrants have previously been delivered to GLDI.

          10. The sole asset of HAT consists of its interest in that certain License Agreement dated as of October 19, 2000 by and between HomeAccess Microweb, Inc., a California corporation ("HA"), and HAT (the "License Agreement"). A true, correct and complete copy of the License Agreement has previously been delivered to GLDI. The License Agreement is a legal and binding obligation of the parties thereto.

          11. HAT has no liabilities, whether fixed or contingent, or obligations or commitments of any kind or nature whatsoever, other than (a) those arising from (i) the Option Agreement, (ii) the Warrant Agreement, (iii) the Warrants and (iv) the License Agreement; (b) franchise taxes which have not yet become due and payable; and (c) legal fees and costs in an amount not exceeding Fifty Thousand Dollars ($50,000).

          12. There are no contractual restrictions whatsoever on the business or operations of HAT, other than those arising from the (a) the Warrant Agreement and (b) the License Agreement.

B.       Certain Representations and Warranties of GLDI
         ----------------------------------------------

         In order to induce the Shareholder to execute and deliver this Agreement and to consummate the transactions contemplated hereby, GLDI represents and warrants to the Shareholder as follows:

         1. GLDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. GLDI has all requisite corporate power, franchises, licenses and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted.

         2. GLDI has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue, exchange, transfer, assign and convey to the Shareholder the GLDI Shares. The execution, delivery and performance of this Agreement by GLDI have been authorized by all necessary corporate action of GLDI. This Agreement has been duly executed and delivered by GLDI and constitutes the legal, valid and binding obligation of GLDI and is enforceable against GLDI in accordance with its terms.



         3. The execution, delivery and performance of this Agreement by GLDI and the consummation of the transactions contemplated hereby:

            (a) do not and will not violate (with or without the giving of notice or the lapse of time or both) any contract, agreement, document or instrument to which GLDI is a party or by which GLDI or any of its assets or properties is bound, or require any consent or approval from, any person or entity (including without limitation any governmental entity, any bank or other financial institution or any creditor); and

            (b) do not and will not require any consent or approval under, and do not and will not conflict with, or result in the breach, violation or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of GLDI under, or result in the creation of any lien or encumbrance upon any or all of the properties, assets or business of GLDI pursuant to, any contract, agreement, document or instrument to which GLDI is a party or by which GLDI or any of its assets or properties is bound.

         4. The GLDI Shares being issued to the Shareholder pursuant to this Agreement are validly issued, fully paid and nonassessable. Upon issuance of the GLDI Shares to the Shareholder, the Shareholder will acquire legal and valid title to the GLDI Shares, free and clear of all restrictions on title other than those imposed by applicable securities laws or created by action of the Shareholder.

         5. No broker, finder or person or entity acting in a similar capacity has been employed or retained by GLDI in connection with the transactions contemplated by this Agreement, and no person or entity is entitled to receive any brokerage, finders' or similar fee or commission in connection with this Agreement and the transactions contemplated hereby.

         6. (a) The authorized capital stock of GLDI consists of Two Million (2,000,000) shares of preferred stock, no par value (the "Preferred Stock"), and Twelve Million (12,000,000) shares of common stock, no par value (the "Common Stock").

            (b) As of the date hereof, Two Hundred Thousand (200,000) shares of Series A Preferred Stock, no par value, of GLDI are issued and outstanding and held by Quentra. Commencing one year from and after the date hereof, the shares of Series A Preferred Stock are convertible into Two Million (2,000,000) shares of Common Stock.

            (c) As of the date hereof, GLDI is obligated to issue to Quentra warrants to purchase Two Hundred Thousand (200,000) shares of Common Stock of GLDI at a purchase price of $4.50 per share (the "Warrants"). The Warrants are exercisable for a period of six months, commencing one year from and after the date hereof and terminating eighteen months from and after the date hereof.

            (d) As of the date hereof, Three Million Five Hundred Thousand Four Hundred Two (3,500,402) shares of Common Stock are issued and outstanding.


            (e) As of the date hereof, options to purchase Six Hundred Thirty (630,000) shares of Common Stock are issued, outstanding and exercisable.


                       III. Survival; Indemnities; Release
                            ------------------------------
A.       Survival
         --------

         All of the representations, warranties, covenants, agreements and indemnities of the Shareholder set forth in this Agreement shall survive the consummation of the transactions contemplated by this Agreement, notwithstanding any audit or investigation made by or on behalf of GLDI.

         All of the representations, warranties, covenants, agreements and indemnities of GLDI set forth in this Agreement shall survive the consummation of the transactions contemplated by this Agreement, notwithstanding any audit or investigation made by or on behalf of the Shareholder.

B.       Indemnification of Shareholder
         ------------------------------

         GLDI shall indemnify and hold harmless the Shareholder from, against and in respect of the full amount of any and all liabilities, damages, claims, taxes, deficiencies, assessments, losses, penalties, interest, costs and expenses (including without limitation fees and disbursements of trial and appellate counsel)(collectively, the "Indemnified Expenses") arising from, in connection with, or incident to any breach or violation of any or all of the representations, warranties, covenants and agreements made by GLDI in this Agreement.

C.       Indemnification of GLDI
         -----------------------

         The Shareholder shall indemnify and hold harmless GLDI from, against and in respect of the full amount of any and all Indemnified Expenses arising from, in connection with, or incident to any breach or violation of any or all of the representations, warranties, covenants and agreements made by the Shareholder in this Agreement.

D.       General Release
         ---------------

         The Shareholder does hereby remise, release, acquit, satisfy, and forever discharge each of HA and HAT, and their respective successors and assigns, of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Shareholder ever had, now has, or hereafter can, shall or may have, against either or both of HA and HAT, and their respective successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Agreement.


                              IV. Other Agreements
                                  ----------------

            Simultaneously with the execution and delivery of this Agreement:

         1. GLDI and Barbara Conrad are entering into a Registration Rights Agreement in substantially the form of Exhibit C attached hereto;

         2. GLDI and Jerry Conrad are entering into an Employment Agreement in substantially the form of Exhibit D attached hereto;

         3. GLDI and Glenn Koach are entering into an Employment Agreement in substantially the form of Exhibit E attached hereto;

         4. GLDI and the Shareholder are entering into a Second Exchange Agreement in substantially the form of Exhibit F attached hereto; and

         5. The Board of Directors of GLDI is taking action to:

            (a) increase the number of directors of GLDI to nine persons;

            (b) to cause each class of directors of GLDI to consist of three persons; and

            (c) to appoint Jerry Conrad and Peter Wachtell to be Class II directors of GLDI.


                           V. Miscellaneous Provisions
                              ------------------------

A.       Governing Law
         -------------

         The provisions of this Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

B.       Entire Agreement
         ----------------

         This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, among the parties with respect to such subject matter. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties.

C.       Benefits; Binding Effect
         ------------------------

            This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective heirs, personal representatives, executors, legal representatives, successors and assigns. D. Severability

         The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

E.       Waiver
         ------

         The waiver by any party of a breach or violation of any provision of this Agreement by any other party shall not operate nor be construed as a waiver of any subsequent breach or violation, nor as a waiver by any other party of such breach or violation, nor as a waiver by any other party of any subsequent breach or violation. The waiver by any party to exercise any right or remedy it, he or she may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation, nor as a bar to the exercise of any right or remedy by any other party.

F.       Headings
         --------

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

G.       Counterparts
         ------------

         This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

H.       Expenses
         --------

         Each party shall bear all of the legal, accounting and other costs and expenses incurred by it or her in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.









         If this Agreement sets forth our mutual agreement, please execute a copy of it in the appropriate space below and return it to GLDI.


                                               Sincerely,

                                               GROUP LONG DISTANCE, INC.




                                               By: /s/ Glenn S. Koach
                                                  ------------------------------
                                                  Glenn S. Koach, President

         The provisions of the foregoing Agreement are accepted and agreed to on April 13, 2001.



                                               /s/ Barbara Conrad
                                               -------------------
                                               Barbara Conrad